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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated April 10, 1997 included in The Maxim Group, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 31, 1997 and our report dated October 10, 1997 included included in The Maxim Group, Inc.'s Amendment No. 2 on Form 10-K/A dated October 14, 1997 to its Annual Report on Form 10-K for the fiscal year ended January 31, 1997 and to all references to our firm included in this Registration Statement and related Prospectus.





/S/ ARTHUR ANDERSEN LLP





Atlanta, Georgia,
March 3, 1998